UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 25, 2010
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1310 Rankin Road, Houston, Texas
(Address of principal executive offices)
77073
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 25, 2010, the Company executed Change-of-Control Employment Agreements (the “New Form Change-of-Control Agreements”) with Bryan L. Dudman, John Kennedy, William Restrepo and John Yearwood, each to be effective as of January 1, 2010, which were either new Change-of-Control employment agreements or amended and restated Change-of-Control employment agreements with the Company, as applicable.
     The New Form Change-of-Control Agreements, which were approved by the Company’s Board of Directors, are identical to the Company’s previous form of Change-of-Control employment agreements except that they no longer provide for a gross-up for any “golden parachute” excise taxes incurred by the executive. In the event of a “Change of Control” of the Company (as defined in the New Form Change-of-Control Agreements), the New Form Change-of-Control Agreements provide for the continued employment of the executive officers for a period of three years and provide for the continuation of salary and benefits during that period. After such a Change of Control, if the executive is terminated by the Company (other than for cause, death or disability), or if the executive elects to terminate his or her employment for “Good Reason” (as defined in the New Form Change-of-Control Agreements), the executive is entitled to receive a lump sum payment in cash equal to the aggregate of the following amounts: (i) current annual base salary and pro rata “highest annual bonus” through the date of termination, based on the greater of the highest bonus paid to the executive for the three-year period prior to the Change of Control and the annual bonus paid or payable to the executive for the most recently completed fiscal year following the Change of Control; (ii) any accrued vacation pay; (iii) a severance multiple, as described below, of the executive’s annual base salary and highest annual bonus (as determined above); and (iv) any actuarial increase in the Company’s Supplemental Executive Retirement Plan benefit the executive would have received had the executive’s employment continued for a number of years after the date of the executive’s termination equal to the executive’s severance multiple. The executive would also receive continued coverage under applicable welfare and benefit plans for a number of years equal to the executive’s severance multiple and, for purposes of determining eligibility under the Company’s retiree benefits arrangements, the executive is considered to have remained employed with the Company for the number of years equal to his or her severance multiple. The severance multiple is three if the termination occurs during the first year following a Change of Control; two if the termination occurs during the second year following a Change of Control; and one if the termination occurs during the third year following a Change of Control. The Company is also required to provide the executives with outplacement services for a period ending not later than the last day of the second calendar year that begins after termination, with the scope and provider to be determined by the executive in his or her sole discretion.
     As described above, the New Form Change-of-Control Agreements do not provide for a gross-up for any “golden parachute” excise taxes incurred by the executive.
     The foregoing description of the New Form of Change-of-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the form agreement, which is filed herewith.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Change-of-Control Employment Agreement as of January 1, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.
Date: January 26, 2010	/s/ RICHARD E. CHANDLER, JR.
By: Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Change-of-Control Employment Agreement as of January 1, 2010.